EXHIBIT (q)(12)

POWER OF ATTORNEY

The undersigned officer of Asian Small Companies Portfolio, Capital Growth Portfolio,
Emerging Markets Portfolio, Global Growth Portfolio, Greater China Growth Portfolio, Growth
Portfolio, Investment Grade Income Portfolio, Large-Cap Value Portfolio, Small-Cap Growth
Portfolio, South Asia Portfolio and Utilities Portfolio, each a New York trust, (does hereby severally constitute and appoint Barbara E. Campbell, Alan R. Dynner, Thomas E. Faust Jr.,
Maureen A. Gemma and James B. Hawkes, or any of them, to be true, sufficient and lawful attorneys, or attorney, to sign for me in the capacity indicated below, any Registration Statement and any and all amendments (including post-effective amendments) to a Registration Statement filed with the Securities and Exchange Commission on behalf of each of the respective Trusts listed below, in respect of shares of beneficial interest and other documents and papers relating thereto:

Asian Small Companies Portfolio	Eaton Vance Growth Trust
Capital Growth Portfolio	Eaton Vance Special Investment Trust
Emerging Markets Portfolio	Eaton Vance Mutual Funds Trust
Eaton Vance Special Investment Trust
Global Growth Portfolio	Eaton Vance Growth Trust
Greater China Growth Portfolio	Eaton Vance Growth Trust
Growth Portfolio	Eaton Vance Growth Trust
Investment Grade Income Portfolio	Eaton Vance Mutual Funds Trust
Eaton Vance Special Investment Trust
Large-Cap Value Portfolio	Eaton Vance Special Investment Trust
Small-Cap Growth Portfolio	Eaton Vance Special Investment Trust
South Asia Portfolio	Eaton Vance Special Investment Trust
Utilities Portfolio	Eaton Vance Special Investment Trust

IN WITNESS WHEREOF I have hereunto set my hand on the date set opposite my signature.

Signature	Title	Date

/s/ William J. Austin, Jr.	Treasurer and Principal Financial and	April 23, 2007
William J. Austin, Jr.	Accounting Officer